Exhibit 99.25

News Release

FOR IMMEDIATE RELEASE

Contacts:	Valerie Haertel (Investor Relations)	John Meyers (Media)
	(212) 969-6414	(212) 969-2301
	investor_relations@acml.com	john_meyers@acml.com

ALLIANCE CAPITAL MANAGEMENT ANNOUNCES THIRD QUARTER ACCOUNTING CHARGE AND PERSONNEL ACTIONS RELATED TO ITS ONGOING MARKET TIMING INVESTIGATION

New York, NY, November 14, 2003 — In connection with the previously announced ongoing internal investigation of market timing in mutual funds, Alliance Capital Management L.P. (“Alliance Capital”)  and Alliance Capital Management Holding L.P. (NYSE: AC) today said that Alliance Capital has recorded a charge to income of $190 million for the quarter ended September 30, 2003 to cover restitution, litigation and other costs associated with that investigation and other litigation.  After taxes and other offsets, the net charge reduced net income by approximately $146 million.

Alliance Capital also said that two previously suspended employees—the portfolio manager of the AllianceBernstein Technology Fund and a hedge fund sales executive—have resigned at its request.  Other employees, all in the mutual fund distribution unit, have been or will be asked to resign.  These employee actions relate to previously announced market timing relationships.  As part of its ongoing cooperation with regulatory authorities, Alliance Capital is providing information concerning employment actions to the Staff of the Securities and Exchange Commission and the Office of the New York Attorney General.

Alliance Capital said the quarterly report on Form 10-Q that it filed separately with the Securities and Exchange Commission contains additional information concerning its internal investigation and related matters. Alliance Capital emphasized that the Special Committee of the Board of Directors continues to pursue the internal investigation, and that Alliance Capital will continue to take any and all actions necessary to ensure that it maintains the highest professional and ethical standards and serves the best interests of its clients.

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ABOUT ALLIANCE CAPITAL

Alliance Capital is a leading global investment management firm providing investment management services for many of the largest U.S. public and private employee benefit plans, foundations, public employee retirement funds, pension funds, endowments, banks, insurance companies and high-net-worth individuals worldwide. Alliance Capital is also one of the largest mutual fund sponsors, with a diverse family of globally distributed mutual fund portfolios.  Through its Sanford C. Bernstein & Co., LLC subsidiary, Alliance provides in-depth research, portfolio strategy and trade execution to the institutional investment community.

At September 30, 2003, Alliance Holding owned approximately 30.9% of the Alliance Capital Units. AXA Financial was the beneficial owner of approximately 55.1% of the outstanding Alliance Capital Units at September 30, 2003 (including those held indirectly through its ownership of 1.9% of the outstanding Alliance Holding Units), which, including the general partnership interests in Alliance Capital and Alliance Holding, represent an approximate 55.6% economic interest in Alliance Capital. AXA Financial, Inc. is a wholly owned subsidiary of AXA, one of the largest global financial services organizations.  Additional information may be found at www.alliancecapital.com.

FORWARD-LOOKING STATEMENTS

Certain statements provided by Alliance Capital and Alliance Holding in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  The most significant of such factors include, but are not limited to, the following: the performance of financial markets, the investment performance of Alliance Capital’s sponsored investment products and separately managed accounts, general economic conditions, future acquisitions, competitive conditions, and government regulations, including changes in tax rates.  Alliance Capital and Alliance Holding caution readers to carefully consider such factors.  Further, such forward-looking statements speak only as of the date on which such statements are made; Alliance Capital and Alliance Holding undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.

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